UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

FEBRUARY 3, 2005
Date of Report (Date of earliest event reported)

SILVERADO GOLD MINES LTD.
(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA	0-12132	98-0045034
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 505, 1111 West Georgia Street
Vancouver, British Columbia Canada	V6E 4M3
(Address of principal executive offices)	(Zip Code)

604-689-1535
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

☐ Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company advises that it anticipates restating its consolidated financial statements for the years ended November 30, 2003 and 2002 in order to give effect to the write-off of exploration and mineral property costs previously capitalized, to correct a computation error in the amount of asset retirement obligations, and to correct an error in recording the effect of the issuance of shares of common stock issued at a 20% discount to debenture holders upon repayment of amounts due by way of stock issued instead of cash. Accordingly, the Company cautions investors that they should not rely on the Company’s consolidated financial statements for the years ended November 30, 2003 and 2002, as included with the Company’s Annual Report on Form 10-KSB for the year ended November 30, 2003, as amended. The Company anticipates filing restated financial statements by way of a further amendment to its Annual Report on Form 10-KSB for the year ended November 30, 2003 once the restated financial statements have been finalized. The Company reached the determination to restate its financial statements effective February 3, 2005. The Company has discussed the matters that are the subject of the anticipated restatement both with its current independent accountant, Amisano Hanson, Chartered Accountants, and its former independent accountant, Morgan & Company, Chartered Accountants.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERADO GOLD MINES LTD.

DATE: FEBRUARY 9, 2005	By:	/s/ Garry L. Anselmo
GARRY L. ANSELMO
President and Chief Executive Officer